CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10- K) of Codorus Valley Bancorp, Inc. of our report dated January 29, 1999, included in the 1998 Annual Report of Codorus Valley Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-3, no. 033-46171, Forms S-8, nos. 333-61851 and 333-09277) of Codorus
Valley Bancorp, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements of Codorus Valley Bancorp, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                    /s/ Ernst & Young LLP
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Harrisburg, Pennsylvania
March 26, 1999